UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 13, 2014

CHINA AUTO LOGISTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall

86 Tianbao Avenue, Free Trade Zone

Tianjin Province, The People’s Republic of China  300461

(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771

 _________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On October 13, 2014, China Auto Logistics Inc. (the “Company”) received notice from the Depository Trust Company (“DTC”) that DTC was suspending the notice of global lock contained in its letter to the Company dated July 16, 2014 (the “Global Lock Notice”). DTC reserved its right to proceed with the institution of a Global Lock (as defined below) in the future, but noted that no Global Lock would be instituted without first providing to the Company notice and an opportunity to object.

The Company had previously disclosed the receipt of the Global Lock Notice, which set forth DTC’s intention to suspend book entry services provided to DTC participants with respect to the Company’s common shares (a “Global Lock”) in a Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on July 23, 2014. The Company had also previously disclosed an extension of the deadline to respond to the Global Lock Notice in a Form 8-K filed with the Commission on August 11, 2014, and a further extension with respect to DTC’s determination whether to impose a Global Lock in a Form 8-K filed with the Commission on September 18, 2014.

A copy of the press release that discusses this matter is filed as Exhibit 99.1 to, and is incorporated by reference in, this report. The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
99.1	Press Release dated October 15, 2014

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 15, 2014

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President and Chief Executive Officer